UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 24, 2011

CAPITAL GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7689 E. Paradise Ln. Suite 5, Scottsdale, AZ 85260

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 998-2100

________________________________________________________

(Former name or former address, if changed since last report.)

Copies to:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Agreement.

On March 24, 2011, it was determined by the Board of Directors of the Company that the Purchase Agreement entered into on September 24, 2010 by the Company and Main Street Family Pharmacy, LLC (Main Street) and Mrs. Christy Newbaker and Mr. David Newbaker (the Newbakers), was not in the best interest of the shareholders of the Company. As a result, the Company executed a rescission agreement (the "Rescission") in order to rescind the Purchase Agreement, with an effective date of March 24, 2011.

As a result of the Rescission and pursuant to the terms there under, Main Street is no longer a 100% wholly owned subsidiary of the Company. As a further result of the Rescission and pursuant to the terms there under, Company shares issued to the Newbakers at closing of the Purchase Agreement were handed over to the Company for return to the Company's authorized but unissued common shares. Also returned to the Company was Three Hundred thousand dollars ($300,000), the cash purchase portion of the consideration paid at closing of the Purchase Agreement.

The Newbakers and Main Street agreed to honor all obligations entered into by the Company’s officers, employees and agents, on behalf of Main Street, in the ordinary course during the period from the execution of the Purchase Agreement to the date of the Rescission Agreement

Item 7.01 Regulation FD Disclosure.

On March 30, 2011Capital Group Holdings, Inc. (the "Company") announced that the Company is continuing the build-out and programming of its technology platform for the delivery of medical services to its subscribers. The Company also announced the addition of telemedicine services as a platform service that will be available for members. Other platform services include personal health records storage location and management tools, lab testing services, general and specific medical information library (searchable), and exercise and nutrition resources.

On March 30, 2011, the Company issued a press release announcing the continued build-out and work on its online platform of medical services and the addition of telemedicine services to its platform. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	99.1 Press release, dated March 30, 2011, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Group Holdings, Inc.

March 30, 2011	By:	/s/ Christopher E. Galvin
Christopher E. Galvin
Chief Executive Officer